Exhibit 21.1

SUBSIDIARIES OF TE CONNECTIVITY LTD.

The following is a list of subsidiaries of the Company as of October 30, 2023, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Argentina	TE Connectivity Argentina S.R.L.

Australia	Grangehurst Enterprises Pty. Ltd.
TE Connectivity Australia Pty Ltd

Austria	Tyco Electronics Austria GmbH

Barbados	TE Connectivity Atlantic Financing Ltd.
TE Connectivity Atlantic Holding Ltd.

Belgium	TE Connectivity Belgium BV

Bermuda	Tyco Electronics Holdings (Bermuda) No. 7 Limited

Brazil	ERNI Eletrônicos do Brasil Ltda.
Seacon Produtos e Servicos Opticos e Eletricos Ltda.
TE Connectivity Brasil Indústria de Eletrônicos Ltda.

Canada	TE Connectivity ULC
Tyco Electronics Canada ULC

Chile	TE Connectivity Industrial y Comercial Chile Limitada

China	Deutsch Connectors Trading (Shanghai) Co., Ltd.
ERNI Electronics (China) Ltd
ERNI Electronics (Shanghai) Co., Ltd
Fa Zuo Qin Electronics (Shanghai) Co., Ltd.
Laird Connectivity (Shanghai) Co., Ltd.
MEAS Shenzhen Limited
Measurement Specialties (Chengdu) Ltd.
Measurement Specialties (China) Ltd.
Measurement Technology (Chengdu) Ltd.
Raychem Shanghai Cable Accessories Limited
Raychem (Shanghai) Trading Ltd
Sibas Electronics (Xiamen) Co., Ltd.
TE Connectivity Connectors (Suzhou) Co., Ltd.
TE Connectivity (Kunshan) Company Limited
TE Connectivity (Nantong) Co., Ltd.
TE Connectivity (Suzhou) Co., Ltd.

TE Connectivity (Weifang) Ltd.
Tyco Electronics AMP Guangdong Ltd
Tyco Electronics AMP Qingdao Ltd.
Tyco Electronics Technology (SIP) Ltd.
Tyco Electronics (Dongguan) Ltd
Tyco Electronics (Kunshan) Ltd
Tyco Electronics (Qingdao) Ltd.
Tyco Electronics (Shanghai) Co., Ltd
Tyco Electronics (Shenzhen) Co. Ltd.
Tyco Electronics (Suzhou) Ltd.
Tyco Electronics (Zhuhai) Ltd

Colombia	TE Connectivity Colombia S.A.S.

Costa Rica	Creganna Medical, Sociedad de Responsabilidad Limitada

Czech Republic	TE Connectivity Czech s.r.o.
TE Connectivity Trutnov s.r.o.

Denmark	TE Connectivity (Denmark) ApS

Finland	Tyco Electronics Finland Oy

France	Carrier Kheops BAC
Compagnie Deutsch Distribution
Connecteurs Electriques Deutsch
Deutsch
Deutsch Group
Kemtron
TE Connectivity Sensors France
TE Connectivity Sensors France Holding
Tyco Electronics France SAS
Tyco Electronics Group S.A. (French Branch)
Tyco Electronics Holding France
Tyco Electronics Idento
TYCO ELECTRONICS-SIMEL

Germany	ERNI Deutschland GmbH
ERNI Grundstücksverwaltungs GmbH
First Sensor AG (71.51%)
First Sensor Lewicki GmbH
First Sensor Mobility GmbH
Kries Energietechnik GmbH
Kries-Tec GmbH
TE Connectivity EMEA Holding GmbH

TE Connectivity Germany GmbH
TE Connectivity Industrial GmbH
TE Connectivity KISSLING Products GmbH
TE Connectivity Sensors Germany Holding AG
TE Connectivity Smart Grid GmbH
TE Connectivity Smart Grid Verwaltung GmbH
Tyco Electronics Germany Holdings GmbH
Tyco Electronics Raychem GmbH

Gibraltar	Tyco Electronics (Gibraltar) Limited

Greece	Tyco Electronics Hellas MEPE

Guernsey	Cregstar Bidco Limited

Hong Kong	ALPHA TECHNICS ASIA LIMITED
ERNI Electronics Limited
F.A.I. Technology (Hong Kong) Limited
MEAS Asia Limited
Raychem China Limited
TE Connectivity HK Limited
Tyco Electronics H.K. Limited
Tyco Electronics Hong Kong Holdings No. 2 Limited
Tyco Electronics Hong Kong Holdings No. 3 Limited

Hungary	Tyco Electronics Hungary Termelő Korlátolt Felelősségű Társaság

India	CII Guardian International Limited (39.43%)
Deutsch India Power Connectors Private Limited
DRI India Relays Private Limited
RAYCHEM-RPG Private Limited (50%)
TE Connectivity India Private Limited
TE Connectivity Services India Private Limited

Indonesia	PT. Tyco Electronics Indonesia

Ireland	Creganna Medical Ireland Limited
Creganna Unlimited Company
MEAS Ireland (Betatherm) Limited
TE Connectivity Ireland Limited
Tyco Electronics Group S.A. (Branch Office)

Israel	TE Connectivity Israel Ltd.

Italy	TE Connectivity Italia Distribution S.r.l.

TE Connectivity Italia S.r.l.

Japan	Nikkiso-Therm Co., Ltd. (50.06%)
Tyco Electronics Japan G.K.

Kenya	Tyco Electronics UK Ltd. (Kenya Branch)

Luxembourg	TE Connectivity (US) Holding I S.à r.l.
TE Connectivity (US) Holding II S.à r.l.
TE Connectivity Holding International I S.à r.l.
TE Connectivity Holding International II S.à r.l.
TE Connectivity Investments Holding S.à r.l.
TE Connectivity MOG Europe S.a r.l.
TE Connectivity MOG Holding S.a r.l.
Tyco Electronics Group S.A.

Malaysia	TE Connectivity Malaysia Sdn. Bhd.
TE Connectivity Operations Sdn. Bhd.

Mexico	AMP Amermex, S.A. de C.V.
Corcom, S.A. de C.V.
Hirschmann Car Communication, S. de R.L. de C.V.
Potter & Brumfield de Mexico, S.A. de C.V.
Seacon Global Production, S. de R.L. de C.V.
TE Sensores, S. de R.L. de C.V.
Termistores de Tecate, S.A. de C.V.
Tyco Electronics Mexico, S. de R.L. de C.V.
Tyco Electronics Tecnologias S. de R.L. de C.V.

Morocco	TE Connectivity Morocco SARL

Netherlands	TE Connectivity Nederland B.V.

New Zealand	Tyco Electronics NZ Limited

Nigeria	TE Connectivity Technology Solutions Limited

Norway	Precision Subsea AS
TE Connectivity Norge AS

Paraguay	TE Connectivity Paraguay S.R.L.

Peru	TE Connectivity Peru S.A.C.

Philippines	TE Connectivity Manufacturing Philippines Inc.

Tyco Electronics Philippines, Inc.

Poland	TE Connectivity Industrial Poland sp. z o.o.
TE Connectivity Poland Services sp. z o.o.
TYCO Electronics Polska Sp.z.o.o.

Portugal	Tyco Electronics Componentes Electromecanicos Lda.

Romania	TE Connectivity Sensor Solutions S.R.L.

Saudi Arabia	Tyco Electronics Saudi Arabia Limited

Singapore	ERNI ASIA HOLDING PTE LTD
Tyco Electronics Singapore Pte Ltd

Slovakia	TE Connectivity Slovakia s.r.o.

South Africa	TE Connectivity South Africa Proprietary Limited

South Korea	Advanced Tube Technologies, Ltd. (50%)
Tyco Electronics AMP Korea Co., Ltd.
Tyco Electronics Raychem Korea Limited

Spain	microLIQUID, S.L.U.
TE Connectivity Electronics Spain, S.L.U.
Tyco Iberia, S.L.U.

Sweden	TE Connectivity Svenska AB

Switzerland	ERNI International AG
TE Connectivity Atlantic Switzerland GmbH
TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen branch
TE Connectivity Holding International II S.a r.l., Luxembourg (LU), Schaffhausen E-Finance branch
TE Connectivity MOG Sales GmbH
TE Connectivity Solutions GmbH
Tyco Electronics (Schweiz) Holding II GmbH
Tyco Electronics Finance Alpha GmbH
Tyco International Services GmbH (49.94%)

Taiwan	Linx Acquisitions, LLC Taiwan Branch
Tyco Electronics Holdings (Bermuda) No. 7 Limited, Taiwan Branch

Thailand	ERNI Electronics (Thailand) Co., Ltd.
TE Connectivity Distribution (Thailand) Limited

TE Connectivity Manufacturing (Thailand) Company Limited
Wema Environmental Technologies Ltd.

Tunisia	TE Connectivity Tunisia Sarl

Turkey	Tyco Elektronik AMP Ticaret Limited Sirketi

Ukraine	Tyco Electronics Ukraine Limited

United Arab Emirates	Tyco Electronics Middle East FZE

United Kingdom	ADC Communications (UK) Ltd.
Critchley Group Limited
Kemtron Limited
Seacon (Europe) Limited
TE Connectivity Limited
Tyco Electronics Corby Limited
Tyco Electronics Motors Ltd
Tyco Electronics UK Holdings Ltd
Tyco Electronics UK Ltd.

United States	999 Arques Corp. (37.5%)
Brantner and Associates, Inc.
Brantner Holding LLC
Codenoll Technology Corporation (73.99%)
Creganna Medical Devices, Inc.
DRI Relays Inc.
Foundry Medical Innovations, Inc.
Howard A. Schaevitz Technologies, Inc.
LADD Distribution LLC
Measurement Specialties, Inc.
MicroGroup, Inc.
Precision Interconnect LLC
Precision Wire Components, LLC
Raychem International
Raychem International Manufacturing LLC
TacPro, LLC
TE Connectivity Corporation
TE Connectivity MOG LLC
TE Connectivity US Group Holding II Inc.
TE Connectivity US Group Holding Inc.
The Whitaker LLC
Tyco Electronics Latin America Holding LLC
Tyco Electronics RIMC Holding LLC
Wema Americas LLC

Wi Inc.

Vietnam	TE Connectivity Vietnam Holding Company Limited